Exhibit 4.2

Execution Version

NISSAN AUTO RECEIVABLES 2012-B OWNER TRUST

(a Delaware Statutory Trust)

AMENDED AND RESTATED TRUST AGREEMENT

between

NISSAN AUTO RECEIVABLES CORPORATION II,

as Depositor,

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Owner Trustee

Dated as of August 8, 2012

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TABLE OF CONTENTS

(continued)

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TABLE OF CONTENTS

(continued)

Exhibit A	Form of Certificate
Exhibit B	Form of Transferee Representation Letter
Exhibit C	Form of Transferor Representation Letter

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AMENDED AND RESTATED TRUST AGREEMENT, dated as of August 8, 2012 (as amended, supplemented or otherwise modified and in effect from time to time, this “Agreement”), between NISSAN AUTO RECEIVABLES CORPORATION II, a Delaware corporation, as depositor (the “Depositor), and WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association with trust powers, not in its individual capacity but solely as owner trustee (in such capacity, the “Owner Trustee”), amending and restating in its entirety the Trust Agreement, dated as of June 12, 2012 (the “Original Trust Agreement”), between the same parties, and herein referred to as the “Trust Agreement” or this “Agreement.”

IN CONSIDERATION of the mutual agreements herein contained, and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Definitions. Except as otherwise specified herein or if the context may otherwise require, capitalized terms used but not otherwise defined herein have the respective meanings assigned to such terms in the Sale and Servicing Agreement, dated as of the date hereof (as from time to time amended, supplemented or otherwise modified and in effect, the “Sale and Servicing Agreement”), by and among Nissan Auto Receivables Corporation II, as seller, Nissan Motor Acceptance Corporation, as servicer, and the Nissan Auto Receivables 2012-B Owner Trust, as issuer.

SECTION 1.02. Usage of Terms. With respect to all terms in this Agreement, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to “writing” include printing, typing, lithography and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all subsequent amendments, amendments and restatements and supplements thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement; references to Persons include their permitted successors and assigns; references to laws include their amendments and supplements, the rules and regulations thereunder and any successors thereto; and the term “including” means “including without limitation.”

ARTICLE II

Creation of Trust

SECTION 2.01. Creation of Trust. A Delaware statutory trust known as “Nissan Auto Receivables 2012-B Owner Trust” was formed in accordance with the provisions of the Statutory Trust Act pursuant to the Original Trust Agreement, under which name the Trust may engage in activities as permitted by the Basic Documents, make and execute contracts and other instruments and sue and be sued, to the extent provided herein.

SECTION 2.02. Office. The principal place of business of the Trust for purposes of Delaware law shall be in care of the Owner Trustee at the Corporate Trust Office or at such other

(Nissan 2012-B Amended & Restated Trust Agreement)

address in Delaware as the Owner Trustee may designate by written notice to the Certificateholders and the Servicer. The Trust may establish additional offices located at such place or places inside or outside of the State of Delaware as the Owner Trustee may designate by written notice to the Certificateholders and the Servicer.

SECTION 2.03. Purposes and Powers.

(a) The purpose of the Trust is, and the Trust shall have the power and authority and is authorized, to engage in the following activities:

(i) to issue Notes pursuant to the Indenture and Certificates pursuant to this Agreement;

(ii) to acquire the Owner Trust Estate (including the Receivables and related property) from the Depositor in exchange for the Notes and Certificates pursuant to the Sale and Servicing Agreement;

(iii) to assign, grant, transfer, pledge, mortgage and convey the Owner Trust Estate pursuant to, and on the terms and conditions set forth in, the Indenture and to hold, manage and distribute to the Certificateholders pursuant to the terms of the Sale and Servicing Agreement any portion of the Owner Trust Estate released from the Lien of, and remitted to the Trust pursuant to, the Indenture as set forth therein and in the Sale and Servicing Agreement;

(iv) to enter into and perform its obligations under the Basic Documents to which it is to be a party;

(v) to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

(vi) subject to compliance with the Basic Documents, to engage in such other activities as may be required in connection with conservation of the Owner Trust Estate and the making of distributions to the Certificateholders and the Noteholders and in respect of amounts to be released to the Depositor, the Servicer, the Administrator and third parties, if any.

The Trust shall not engage in any activity other than in connection with the foregoing and as required or authorized by the terms of the Basic Documents.

SECTION 2.04. Power of Attorney. Pursuant to the Administration Agreement, the Owner Trustee has authorized the Administrator to perform certain of its administrative duties hereunder; including duties with respect to the management of the Owner Trust Estate and, in connection therewith, hereby grants the Administrator its revocable power of attorney. Each Certificateholder by such Holder’s acceptance of any Certificate or beneficial interest therein, as the case may be, shall be deemed to have granted power of attorney to the Administrator for purposes of actions taken or to be taken with respect to the Certificates.

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SECTION 2.05. Declaration of Trust. The Owner Trustee hereby declares that it will hold the Owner Trust Estate in trust upon and subject to the conditions set forth herein for the use and benefit of the Certificateholders, subject to the obligations of the Trust under the Basic Documents. It is the intention of the parties hereto that the Trust constitute a statutory trust under the Statutory Trust Act and that this Agreement constitute the governing instrument of such statutory trust. It is the intention of the parties hereto that, solely for purposes of federal income tax, state and local income and franchise tax, any state single business tax and any other income taxes, the Trust shall be treated as a division or branch of the Person holding the beneficial ownership interests in the Trust for any period during which the beneficial ownership interests in the Trust are held by one Person, and that it shall be treated as a partnership for any period during which the beneficial ownership interests in the Trust are held by more than one Person, with the assets of the partnership being the Receivables and other assets held by the Trust, and the Notes being debt of the partnership. The parties agree that for any such period, unless otherwise required by appropriate tax authorities, the Trust will file or cause to be filed annual or other necessary returns, reports and other forms consistent with such characterization of the Trust for tax purposes. Effective as of the date hereof, the Owner Trustee shall have all rights, powers and duties set forth herein and, to the extent not inconsistent herewith, in the Statutory Trust Act with respect to accomplishing the purposes of the Trust. At the direction of the Depositor, the Owner Trustee caused to be filed the Certificate of Trust pursuant to the Statutory Trust Act, and the Owner Trustee shall file or cause to be filed such amendments thereto as shall be necessary or appropriate to satisfy the purposes of this Agreement and as shall be consistent with the provisions hereof.

SECTION 2.06. Liability of the Certificateholders. No Certificateholder shall have any personal liability for any liability or obligation of the Trust, solely by reason of it being a Certificateholder.

SECTION 2.07. Title to Trust Property. Legal title to all of the Owner Trust Estate shall be vested at all times in the Trust as a separate legal entity.

SECTION 2.08. Situs of Trust. The Trust will be located in Delaware and administered in the states of Delaware or New York. All bank accounts maintained by the Owner Trustee on behalf of the Trust shall be located in the State of Delaware or the State of New York. The Trust shall not have any employees in any state other than Delaware; provided, however, that nothing herein shall restrict or prohibit the Owner Trustee from having employees within or without the State of Delaware. Payments will be received by the Trust only in Delaware or New York, and payments will be made by the Trust only from Delaware or New York. The principal office of the Trust will be at the Corporate Trust Office in Delaware.

SECTION 2.09. Representations and Warranties of the Depositor. The Depositor hereby represents and warrants to the Owner Trustee that as of the Closing Date:

(a) Organization and Good Standing. The Depositor has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, corporate power, authority and legal right to acquire and own the Receivables.

3	(Nissan 2012-B Amended & Restated Trust Agreement)

(b) Due Qualification. The Depositor is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications, and where the failure to so qualify would have a material adverse effect on the ability of the Depositor to perform its obligations under this Agreement.

(c) Power and Authority. The Depositor has the corporate power and authority to execute and deliver this Agreement and to carry out its terms. The Depositor has full power and authority to sell and assign the property to be sold and assigned to and deposited as part of the Owner Trust Estate and has duly authorized such sale and assignment to the Trust by all necessary corporate action; and the execution, delivery and performance of this Agreement has been duly authorized by the Depositor by all necessary corporate action.

(d) Binding Obligations. This Agreement is a legal, valid and binding obligation of the Depositor enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general equitable principles.

(e) No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the certificate of incorporation or by-laws of the Depositor, or any indenture, agreement or other instrument to which the Depositor is a party or by which it shall be bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than the Basic Documents); nor violate any law or, to the best of the Depositor’s knowledge, any order, rule or regulation applicable to the Depositor of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties; which breach, default, conflict, Lien or violation in any case would have a material adverse effect on the ability of the Depositor to perform its obligations under this Agreement.

(f) No Proceedings. There are no proceedings or investigations pending, or, to the best of the Depositor’s knowledge, threatened, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties: (i) asserting the invalidity of this Agreement; (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement; (iii) seeking any determination or ruling that would materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement; or (iv) relating to the Depositor and that would adversely affect the federal or any state income tax attributes of the Trust, the Certificates or the Notes.

(g) Independent Director. Notwithstanding anything to the contrary in the Depositor’s Formation Documents, the Depositor shall ensure that at least one director of the Depositor shall be an Independent Director.

SECTION 2.10. Federal Income Tax Allocations. Net income of the Trust for any month as determined for federal income tax purposes (and each item of income, gain, loss and

4	(Nissan 2012-B Amended & Restated Trust Agreement)

deduction entering into the computation thereof) during which the beneficial ownership interests in the Trust are held by more than one Person shall be allocated in an amount equal to any amount distributed to the Certificateholders pursuant to the Sale and Servicing Agreement (to the extent not previously allocated pursuant to this clause).

If the net income of the Trust for any month is insufficient for the allocations described in the preceding paragraph, subsequent net income shall first be allocated to make up such shortfall before being allocated as provided in the preceding sentence. Net losses of the Trust, if any, for any month as determined for federal income tax purposes (and each item of income, gain, loss and deduction entering into the computation thereof) shall be allocated among the Certificateholders as of the first Distribution Date following the end of such month in proportion to their ownership of principal amount of Certificates as of the close of business on such Distribution Date. The Depositor is authorized to modify the allocations in this paragraph if necessary or appropriate, in its sole discretion, for the allocations to fairly reflect the economic income, gain or loss to the Certificateholders, or as otherwise required by the Code.

ARTICLE III

Certificates and Transfer of Interests

SECTION 3.01. The Certificates. The Certificates shall be issued in minimum denominations of $250,000 and in integral multiples of $10,000 in excess thereof. The Certificates shall be executed on behalf of the Trust by manual or facsimile signature of a Trust Officer of the Owner Trustee and authenticated on behalf of the Owner Trustee by the manual or facsimile signature of a Trust Officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be validly issued and entitled to the benefits of this Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of authentication and delivery of such Certificates.

The Certificates may be printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination in the form of Exhibit A hereto.

A transferee of a Certificate shall become a Certificateholder, and shall be entitled to the rights and subject to the obligations of a Certificateholder hereunder, upon such transferee’s acceptance of a Certificate duly registered in such transferee’s name pursuant to Section 3.03.

SECTION 3.02. Authentication of Certificates. Concurrently with the initial transfer of the Receivables to the Trust pursuant to the Sale and Servicing Agreement, the Owner Trustee shall cause to be executed, authenticated and delivered on behalf of the Trust to the Depositor, Certificates in an aggregate principal amount equal to the Original Certificate Balance and evidencing the entire ownership of the Trust. No Certificate shall entitle its holder to any benefit under this Agreement or be valid for any purpose, unless there shall appear on such Certificate a certificate of authentication substantially in the form set forth in Exhibit A, executed by the Owner Trustee or the Owner Trustee’s authenticating agent, by manual or facsimile signature of a Trust Officer, and such authentication shall constitute conclusive evidence, and the only

5	(Nissan 2012-B Amended & Restated Trust Agreement)

evidence, that such Certificate shall have been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. Wilmington Trust, National Association shall be the initial authenticating agent of the Owner Trustee hereunder, and all references herein to authentication by the Owner Trustee shall be deemed to include the authenticating agent.

SECTION 3.03. Registration of Transfer and Exchange of Certificates.

(a) The Certificate Registrar shall keep or cause to be kept, at the office or agency maintained pursuant to Section 3.07, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, Wilmington Trust, National Association shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. Wilmington Trust, National Association shall be the initial Certificate Registrar. In the event that the Certificate Registrar shall for any reason become unable to act as Certificate Registrar, the Certificate Registrar shall promptly give written notice to such effect to the Depositor, the Owner Trustee and the Servicer. Upon receipt of such notice, the Servicer shall appoint another bank or trust company, which shall agree to act in accordance with the provisions of this Agreement applicable to it and otherwise acceptable to the Owner Trustee, to act as successor Certificate Registrar under this Agreement.

(b) Upon surrender for registration of transfer of any Certificate at the office or agency maintained pursuant to Section 3.07, the Owner Trustee shall execute, authenticate and deliver (or shall cause its authenticating agent to authenticate and deliver), in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate amount dated the date of authentication by the Owner Trustee or any authenticating agent. At the option of a Holder, Certificates may be exchanged for other Certificates of authorized denominations of a like aggregate amount upon surrender of the Certificates to be exchanged at the office or agency maintained pursuant to Section 3.07. The preceding provisions of this Section notwithstanding, the Owner Trustee shall not make and the Certificate Registrar shall not register transfer or exchanges of Certificates for a period of 15 days preceding the due date for any payment with respect to the Certificates.

(c) Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Owner Trustee and the Certificate Registrar duly executed by the Holder or his attorney duly authorized in writing. Each Certificate surrendered for registration of transfer or exchange shall be cancelled and disposed of by the Owner Trustee in accordance with its customary practice.

No transfer of a Certificate shall be made unless the Owner Trustee shall have received:

(1) a representation from the transferee of such Certificate substantially in the form of Exhibit B to the effect that:

(ii) such transferee is not a Non-U.S. Person; and

(iii) such transferee is not a Benefit Plan;

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(2) a representation from the transferor of such Certificate substantially in the form of Exhibit C; and

(3) an Opinion of Counsel that the transfer of such Certificate is being made pursuant to an effective registration under the Securities Act or is exempt from the registration requirements of the Securities Act.

Notwithstanding anything else to the contrary herein, any purported transfer of a Certificate to or on behalf of a Benefit Plan or utilizing the assets of a Benefit Plan shall be void and of no effect.

To the extent permitted under applicable law (including, but not limited to, ERISA), the Owner Trustee shall be under no liability to any Person for any registration of transfer of any Certificate that is in fact not permitted by this Section 3.03(c) or for making any payments due on such Certificate to the Certificateholder thereof or taking any other action with respect to such Holder under the provisions of this Trust Agreement or the Sale and Servicing Agreement so long as the transfer was registered by the Certificate Registrar or the Owner Trustee in accordance with the foregoing requirements.

(d) No service charge shall be made for any registration of transfer or exchange of Certificates, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

SECTION 3.04. Mutilated, Destroyed, Lost or Stolen Certificates. If (a) any mutilated Certificate shall be surrendered to the Certificate Registrar, or if the Certificate Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there shall be delivered to the Certificate Registrar and the Owner Trustee such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice that such Certificate shall have been acquired by a protected purchaser, the Owner Trustee on behalf of the Trust shall execute and the Owner Trustee, or the Owner Trustee’s authenticating agent, shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and denomination. In connection with the issuance of any new Certificate under this Section, the Owner Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Certificate issued pursuant to this Section shall constitute conclusive evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

SECTION 3.05. Persons Deemed Certificateholders. Prior to due presentation of a Certificate for registration of transfer, the Owner Trustee or the Certificate Registrar may treat the Person in whose name any Certificate shall be registered in the Certificate Register as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 5.02 and for all other purposes whatsoever, and neither the Owner Trustee nor the Certificate Registrar shall be bound by any notice to the contrary.

7	(Nissan 2012-B Amended & Restated Trust Agreement)

SECTION 3.06. Access to List of Certificateholders’ Names and Addresses. The Certificate Registrar shall furnish or cause to be furnished to the Owner Trustee, the Servicer or the Depositor, as the case may be, within 15 days after its receipt of a request therefor from the Owner Trustee, the Servicer or the Depositor in writing, a list, in such form as the Owner Trustee, the Servicer or the Depositor may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date. If three or more Certificateholders or one or more Holders of Certificates evidencing, in the aggregate, not less than 25% of the Certificate Balance apply in writing to the Owner Trustee, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and such application is accompanied by a copy of the communication that such applicants propose to transmit, then the Owner Trustee shall, within five Business Days after the receipt of such application, afford such applicants access during normal business hours to the current list of Certificateholders. Each Holder, by receiving and holding a Certificate, shall be deemed to have agreed not to hold any of the Depositor, the Servicer, the Certificate Registrar or the Owner Trustee accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

SECTION 3.07. Maintenance of Office or Agency. The Owner Trustee shall maintain an office or offices or agency or agencies where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Owner Trustee in respect of the Certificates and the Basic Documents may be served. The Owner Trustee initially designates the Corporate Trust Office as its principal corporate trust office for such purposes. The Owner Trustee shall give prompt written notice to the Depositor and to the Certificateholders of any change in the location of the Certificate Register or any such office or agency.

SECTION 3.08. Appointment of Paying Agent. Except during any period when the Indenture Trustee is authorized and directed to do so under the Indenture (i.e. prior to the termination of the Indenture), the Paying Agent shall make distributions to Certificateholders from the Collection Account pursuant to Section 5.02 and shall report the amounts of such distributions to the Owner Trustee. Any Paying Agent shall have the revocable power to withdraw funds from the Collection Account for the purpose of making the distributions referred to above. The Owner Trustee may revoke such power and remove the Paying Agent if the Owner Trustee determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Agreement in any material respect. The Paying Agent shall initially be Wilmington Trust, National Association, and any co-paying agent chosen by the Owner Trustee, and acceptable to the Owner Trustee. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days’ written notice to the Indenture Trustee and, if the Paying Agent is not the Owner Trustee, to the Owner Trustee. In the event that Wilmington Trust, National Association shall no longer be the Paying Agent, the Owner Trustee shall appoint a successor to act as Paying Agent (which shall be a bank or trust company). The Owner Trustee shall cause such successor Paying Agent or any additional Paying Agent appointed by the Owner Trustee to execute and deliver to the Owner Trustee an instrument in which such successor Paying Agent or additional Paying Agent shall agree with the Owner Trustee that as Paying Agent, such successor Paying Agent or additional Paying Agent will hold all sums, if any, held by it for payment to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders. The Paying Agent shall

8	(Nissan 2012-B Amended & Restated Trust Agreement)

return all unclaimed funds to the Owner Trustee and upon removal of a Paying Agent such Paying Agent shall also return all funds in its possession to the Owner Trustee. The provisions of Sections 7.01, 7.03, 7.04, 8.01 and 8.02 shall apply to the Owner Trustee also in its role as Paying Agent, for so long as the Owner Trustee shall act as Paying Agent and, to the extent applicable, to any other Paying Agent appointed hereunder. Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

SECTION 3.09. Ownership by the Depositor of Certificates. Notwithstanding Section 3.03, the Depositor shall on the Closing Date receive in accordance with Section 3.02, and shall thereafter retain beneficial and record ownership of, Certificates representing 100% of the Certificate Balance. Notwithstanding any other provision of this Agreement to the contrary, the Depositor may not transfer any Trust Certificate prior to payment in full of the Notes unless the Rating Agency Condition has been satisfied with respect to such transfer.

ARTICLE IV

Actions By Owner Trustee or Certificateholders

SECTION 4.01. Prior Notice to Certificateholders with Respect to Certain Matters. With respect to the following matters, the Owner Trustee shall not take action unless at least 30 days before the taking of such action (or such shorter period as shall be agreed to in writing by all Certificateholders), the Owner Trustee shall have notified the Certificateholders in writing of the proposed action and none of the Certificateholders shall have notified the Owner Trustee in writing prior to the 30th day (or such agreed upon shorter period) after such notice is given that such Certificateholders have withheld consent or provided alternative direction:

(a) the initiation of any claim or lawsuit by the Trust (except claims or lawsuits brought in connection with the collection of the Receivables) and the compromise of any action, claim or lawsuit brought by or against the Trust (except with respect to the aforementioned claims or lawsuits for collection of the Receivables);

(b) the election by the Trust to file an amendment to the Certificate of Trust (unless such amendment is required to be filed under the Statutory Trust Act);

(c) the amendment of the Indenture, whether or not by a Supplemental Indenture, in circumstances where the consent of any Noteholder is required;

(d) the amendment of any Basic Document in circumstances where such amendment materially adversely affects the interest of the Certificateholders; or

(e) the appointment (i) pursuant to the Indenture of a successor Note Registrar or Paying Agent, (ii) pursuant to this Agreement of a successor Certificate Registrar or (iii) any consent by the Note Registrar, Paying Agent or Indenture Trustee or Certificate Registrar to the assignment of its respective obligations under the Indenture or this Agreement, as applicable.

SECTION 4.02. Action by Certificateholders with Respect to Certain Matters. The Owner Trustee shall not have the power, except upon the direction of the Certificateholders, to (a) remove the Administrator pursuant to Section 8 of the Administration Agreement, (b) appoint

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a successor Administrator pursuant to Section 8 of the Administration Agreement, (c) remove the Servicer pursuant to Section 8.01 of the Sale and Servicing Agreement or (d) except as expressly provided in the Basic Documents, sell the Receivables after the termination of the Indenture. The Owner Trustee shall take the actions referred to in the preceding sentence only upon written instructions signed by the authorized representative of 100% of the Certificateholders.

SECTION 4.03. Action with Respect to Bankruptcy. The Owner Trustee shall not have the power to commence a voluntary proceeding in bankruptcy relating to the Trust without the unanimous prior approval of all Certificateholders (including the Board of Directors (including the Independent Directors, as such term is defined in the Depositor’s Certificate of Incorporation) of the Depositor) and the delivery to the Owner Trustee of a written certification by each Certificateholder that such Certificateholder reasonably believes that the Trust is insolvent.

SECTION 4.04. Restrictions on Certificateholders’ Power. The Certificateholders shall not direct the Owner Trustee to take or refrain from taking any action if such action or inaction would be contrary to any obligations of the Trust or of the Owner Trustee under any of the Basic Documents or would be contrary to Section 2.03 nor shall the Owner Trustee be obligated to follow any such direction, if given.

SECTION 4.05. Majority of the Certificates Control. Except as otherwise expressly provided herein, any action that may be taken by the Certificateholders under this Agreement may be taken by the Holders of the Certificates evidencing not less than a majority of the Certificate Balance. Except as expressly provided herein, any written notice of the Certificateholders delivered pursuant to this Agreement shall be effective if signed by Holders of the Certificates evidencing not less than a majority of the Certificate Balance at the time of the delivery of such notice.

ARTICLE V

Application of Trust Funds; Certain Duties

SECTION 5.01. Establishment of Accounts.

(a) On or prior to the Distribution Date on which the Notes of all Classes have been paid in full (or substantially all of the Trust Estate is otherwise released from the lien of the Indenture), the Owner Trustee, for the benefit of the Certificateholders, shall establish and maintain, or shall cause to be established and maintained, in the name of the Trust (or in such other name as shall be specified in the Sale and Servicing Agreement), the trust collection account (the “Trust Collection Account”). The Trust Collection Account shall be established and maintained as an Eligible Account, and, subject to provisions of the Sale and Servicing Agreement, bearing a designation clearly indicating that, subject to Section 5.01(b), the funds deposited therein are held by the Trust for the benefit of the Certificateholders, in each case in accordance with Section 5.01 of the Sale and Servicing Agreement.

Subject to Section 5.01(b), the Owner Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Trust Collection Account and in all proceeds

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thereof. Except as otherwise expressly provided herein, the Trust Collection Account shall be under the sole dominion and control of the Owner Trustee for the benefit of the Certificateholders. If, at any time, the Trust Collection Account ceases to be an Eligible Account or if the majority of Certificateholders, in their sole discretion, notify the Owner Trustee in writing that the Trust Collection Account should be moved, then the Owner Trustee (or the Administrator on behalf of the Owner Trustee, if the Trust Collection Account is not then held by the Owner Trustee or an Affiliate thereof) shall within 10 Business Days establish a new equivalent Eligible Account at a depository institution or trust company selected by a majority of the Certificateholders and shall transfer any cash and/or any investments to such new account.

(b) Concurrently with the execution and delivery of the Indenture, the Servicer will establish and maintain, or shall cause to be established and maintained, at the direction of the Depositor, the Collection Account in the name of and under the control of the Indenture Trustee in accordance with Section 5.01 of the Sale and Servicing Agreement. The Indenture Trustee will be obligated to transfer to the Owner Trustee, for the benefit of the Certificateholders, all funds or investments held in the Collection Account on the Distribution Date on which the Notes have been paid in full or the Indenture is otherwise terminated (excluding any amounts to be retained for distribution in respect of Notes that are not promptly delivered for payment on such Distribution Date), and to take all necessary or appropriate actions to transfer all right, title and interest of the Indenture Trustee in such funds or investments and all proceeds thereof to the Owner Trustee for the benefit of the Certificateholders, which amounts the Owner Trustee shall deposit into the Trust Collection Account.

SECTION 5.02. Application of Amounts in Trust Accounts.

(a) For so long as any Notes are outstanding, on each Distribution Date, the Indenture Trustee will distribute to Certificateholders, on a pro rata basis, the amounts distributable thereto pursuant to Section 5.06 of the Sale and Servicing Agreement and Section 3.01 of the Indenture. From and after the date on which the Notes of all Classes have been paid in full, on each Distribution Date, the Owner Trustee shall distribute to the Certificateholders amounts on deposit in the Trust Collection Account that are distributable to the Certificateholders in accordance with the instructions of the Servicer pursuant to Section 5.06 of the Sale and Servicing Agreement. Upon the release from the Lien of the Indenture of amounts on deposit in the Collection Account or any other portion of the Owner Trust Estate, the Owner Trustee will cause such property to be properly deposited into the Trust Collection Account under the control of the Owner Trustee pursuant to Section 5.01(a) or distributed to the Certificateholders in accordance with the provisions of this Agreement, as the case may be.

(b) On each Distribution Date, the Owner Trustee shall send to each Certificateholder the statement provided to the Owner Trustee by the Servicer pursuant to Section 5.08 of the Sale and Servicing Agreement with respect to such Distribution Date.

(c) In the event that any withholding tax is imposed on the Trust’s payment (or allocations of income) to a Certificateholder, such tax shall reduce the amount otherwise distributable to the Certificateholder in accordance with this Section. The Owner Trustee is hereby authorized and directed to retain from amounts otherwise distributable to the Certificateholders sufficient funds for the payment of any tax that is legally owed by the Trust

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(but such authorization shall not prevent the Owner Trustee from contesting any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to a Certificateholder shall be treated as cash distributed to such Certificateholder at the time it is withheld by the Trust and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to any distribution (such as any distribution to a Non-U.S. Person), the Owner Trustee may in its sole discretion withhold such amounts in accordance with this paragraph (c). In the event that a Certificateholder wishes to apply for a refund of any such withholding tax, the Owner Trustee shall reasonably cooperate with such Certificateholder in making such claim so long as such Certificateholder agrees to reimburse the Owner Trustee for any out-of-pocket expenses incurred.

SECTION 5.03. Method of Payment. Subject to Section 9.01(c), distributions required to be made to Certificateholders on any Distribution Date shall be made to each Certificateholder of record on the related Record Date either by check mailed to such Certificateholder at the address of such holder appearing in the Certificate Register or by wire transfer, in immediately available funds, to the account of any Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided to the Certificate Registrar appropriate written instructions at least five Business Days prior to such Distribution Date.

SECTION 5.04. Accounting and Reports to the Noteholders, the Certificateholders, the Internal Revenue Service and Others. The Administrator on behalf of the Trust shall (a) maintain (or cause to be maintained) the books of the Trust on a fiscal year basis or a calendar basis on the accrual method of accounting, (b) deliver to each Certificateholder, as may be required by the Code and applicable Treasury Regulations, such information as may be required (excluding Schedule K-1) to enable each Certificateholder to prepare its federal and state income tax returns, (c) file any tax and information returns, and fulfill any other reporting requirements, relating to the Trust, as may be required by the Code and applicable Treasury Regulations (including Treasury Regulation Section 1.6049-7), (d) for any period during which the beneficial ownership interests in the Trust are held by more than one Person, make such elections as may from time to time be required or appropriate under any applicable state or federal statute or rule or regulation thereunder so as to maintain the Trust’s characterization as a partnership for federal income tax purposes, (e) cause such tax returns to be signed in the manner required by law, and (f) collect or cause to be collected any withholding tax as described in and in accordance with Section 5.02(c) with respect to income or distributions to Certificateholders. The Administrator on behalf of the Trust shall elect under Section 1278 of the Code to include in income currently any market discount that accrues with respect to the Receivables. The Administrator on behalf of the Trust shall not make the election provided under Section 754 of the Code. Notwithstanding anything to the contrary stated herein, the Owner Trustee shall be exclusively responsible for the mailing of the Schedule K-1’s necessary to enable each Certificateholder to prepare its federal and state income returns.

SECTION 5.05. Signature on Returns; Tax Matter Partner.

(a) The Administrator on behalf of the Trust shall sign on behalf of the Trust the tax returns of the Trust, unless applicable law requires a Certificateholder to sign such documents, in

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which case such documents shall be signed by the Administrator, pursuant to the power-of-attorney granted thereto pursuant to Section 2.04.

(b) For any period during which the beneficial ownership interests of the Trust are held by more than one Person, the Certificateholder holding Certificates evidencing the largest portion of the Original Certificate Balance shall be designated the “tax matters partner” of the Trust pursuant to Section 6231(a)(7)(A) of the Code and applicable Treasury Regulations, but hereby delegates its powers and duties as such to the Administrator pursuant to the power-of-attorney granted thereto pursuant to Section 2.04.

SECTION 5.06. Duties of Depositor on Behalf of Trust. On behalf of the Trust, the Depositor shall prepare and, after execution by the Trust and the Indenture Trustee, file with the Securities and Exchange Commission and any applicable state agencies documents required to be filed on a periodic basis with the Securities and Exchange Commission and any applicable state agencies (including any summaries thereof required by rules and regulations prescribed thereby), and transmit such summaries to the Noteholders pursuant to Section 7.03 of the Indenture.

ARTICLE VI

Authority and Duties of Owner Trustee

SECTION 6.01. General Authority. The Owner Trustee is authorized and directed to execute and deliver the Basic Documents to which the Trust is to be a party and each certificate or other document attached as an exhibit to or contemplated by the Basic Documents to which the Trust is to be a party and any amendment thereto, and, on behalf of the Trust, to direct the Indenture Trustee to authenticate and deliver Class A-1 Notes in the aggregate principal amount of $371,000,000, Class A-2 Notes in the aggregate principal amount of $472,000,000, Class A-3 Notes in the aggregate principal amount of $413,000,000 and Class A-4 Notes in the aggregate principal amount of $144,000,000. In addition to the foregoing, the Owner Trustee is authorized, but shall not be obligated, to take all actions required of the Trust, pursuant to the Basic Documents.

SECTION 6.02. General Duties. It shall be the duty of the Owner Trustee to discharge (or cause to be discharged) all of its responsibilities pursuant to the terms of this Agreement and the Basic Documents to which the Trust is a party and to administer the Trust in accordance with the provisions hereof and of the Basic Documents and in the interest of the Certificateholders. Notwithstanding the foregoing, the Owner Trustee shall be deemed to have discharged its duties and responsibilities hereunder and under the Basic Documents to the extent the Administrator has agreed in the Administration Agreement to perform any act or to discharge any duty of the Owner Trustee hereunder or under any Basic Document, and the Owner Trustee shall not be held liable for the default or failure of the Administrator to carry out such obligations or fulfill such duties under the Administration Agreement.

SECTION 6.03. Duties of the Owner Trustee.

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(a) Subject to Article IV and in accordance with the terms of the Basic Documents, the Certificateholders may by written instruction direct the Owner Trustee in the management of the Trust. Such direction may be exercised at any time by written instruction of the Certificateholders pursuant to Article IV. The Owner Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts but only upon the terms of this Agreement. The Owner Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Owner Trustee that shall be specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform on their face to the requirements of this Agreement.

(b) No provision of this Agreement shall be construed to relieve the Owner Trustee from liability for its own negligent action, its own negligent failure to act, its own bad faith or its own willful misfeasance; provided, however, that:

(i) the duties and obligations of the Owner Trustee shall be determined solely by the express provisions of this Agreement, the Owner Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Owner Trustee, the permissive right of the Owner Trustee to do things enumerated in this Agreement shall not be construed as a duty and, in the absence of bad faith on the part of the Owner Trustee, the Owner Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Owner Trustee and conforming on their face to the requirements of this Agreement;

(ii) the Owner Trustee shall not be personally liable for an error of judgment made in good faith by a Trust Officer, unless it shall be proved that the Owner Trustee was negligent in performing its duties in accordance with the terms of this Agreement; and

(iii) the Owner Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken in good faith in accordance with the direction of the Holders of the Certificates representing at least a majority of the Certificate Balance (or such larger or smaller percentage of the Certificate Balance as may be required by any other provision of this Agreement or the other Basic Documents), the Servicer, the Administrator or the Indenture Trustee.

(c) The Owner Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under this Agreement, or in the exercise of any of its rights or powers, if there shall be reasonable grounds for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d) All information obtained by the Owner Trustee regarding the Obligors and the Receivables contained in the Trust, whether upon the exercise of its rights under this Agreement or otherwise, shall be maintained by the Owner Trustee in confidence and shall not be disclosed

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to any other Person, unless such disclosure is required by any applicable law or regulation or pursuant to subpoena or is required to be made to regulators, auditors or other governmental authorities.

(e) Pursuant to Section 3.02 of the Sale and Servicing Agreement, in the event that the Owner Trustee discovers that a representation or warranty made by the Seller pursuant to Section 3.01 or 6.01 of the Sale and Servicing Agreement with respect to a Receivable was incorrect as of the time specified with respect to such representation and warranty and such incorrectness materially and adversely affects the interests of any Securityholder in such Receivable, the Owner Trustee shall give prompt written notice to the Servicer, the Depositor and the Indenture Trustee of such incorrectness. Pursuant to Section 4.06 of the Sale and Servicing Agreement, if the Owner Trustee discovers that any covenant of the Servicer set forth in Sections 4.02, 4.04 or 4.05 of the Sale and Servicing Agreement has been breached by the Servicer, the Owner Trustee shall give prompt written notice to the Servicer, the Depositor and the Indenture Trustee of such breach.

SECTION 6.04. No Duties Except as Specified in this Agreement or in Instructions. The Owner Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of, or otherwise deal with the Owner Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with, any Basic Document to which the Owner Trustee is a party or otherwise contemplated hereby, except as expressly provided by the terms of this Agreement, any Basic Document to which the Trust is a party or in any document or written instruction received by the Owner Trustee pursuant to Section 6.03. No implied duties or obligations shall be read into this Agreement or any Basic Document against the Owner Trustee. The Owner Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or otherwise to perfect or maintain the perfection of any security interest or lien granted to it hereunder or to prepare or file any Securities and Exchange Commission filing for the Trust or to record this Agreement or any Basic Document. Notwithstanding anything to the contrary herein or in any Basic Document, the Owner Trustee shall not be required to execute, deliver or certify on behalf of the Trust or any other Person any filings, certificates, affidavits or other instruments required under the Sarbanes-Oxley Act of 2002, to the extent permitted by applicable law. The Owner Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any liens on any part of the Owner Trust Estate that result from actions by, or claims against, the Owner Trustee that are not related to the ownership or the administration of the Owner Trust Estate.

SECTION 6.05. No Action Except Under Specified Documents or Instructions. The Owner Trustee shall not manage, control, use, sell, dispose of or otherwise deal with any part of the Owner Trust Estate except (i) in accordance with the powers granted to and the authority conferred upon the Owner Trustee pursuant to this Agreement, (ii) in accordance with the Basic Documents and (iii) in accordance with any document or instruction delivered to the Owner Trustee pursuant to Section 6.03.

SECTION 6.06. Restrictions. The Owner Trustee shall not take any action (a) that is inconsistent with the purposes of the Trust set forth in Section 2.03 or (b) that, to the actual knowledge of a Trust Officer of the Owner Trustee, (x) would result in the Trust’s becoming

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taxable as a corporation for federal income tax purposes or (y) affect the treatment of the Notes as indebtedness for federal or state income purpose. The Certificateholders shall not have the authority to and, by acceptance of an ownership interest in any Certificate shall thereby be deemed to have covenanted not to, direct the Owner Trustee to take any action that would violate the provisions of this Section.

ARTICLE VII

Concerning the Owner Trustee

SECTION 7.01. Rights of the Owner Trustee. Except as otherwise provided in Article VI:

(a) in accordance with Section 7.04, the Owner Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officer’s Certificate, certificate of an authorized signatory, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) the Owner Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the instructions of the Administrator, as provided in the Administration Agreement, the Servicer or the Indenture Trustee, or the Certificateholders, as provided herein;

(c) the Owner Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement or the Sale and Servicing Agreement, or to institute, conduct or defend any litigation under this Agreement, or in relation to this Agreement or the Sale and Servicing Agreement, at the request, order or direction of any of the Securityholders, pursuant to the provisions of this Agreement or the Sale and Servicing Agreement, unless such Securityholders shall have offered to the Owner Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby;

(d) under no circumstances shall the Owner Trustee be liable for indebtedness evidenced by or arising under any of the Basic Documents, including the principal of and interest on the Notes;

(e) the Owner Trustee shall not be bound to recalculate, reverify, or make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates representing not less than 25% of the Certificate Balance; provided, however, that if the payment within a reasonable time to the Owner Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Owner Trustee, not reasonably assured to the Owner Trustee by the security afforded to it by the terms of this Agreement, the Owner Trustee may require reasonable indemnity against such cost, expense or liability as a condition to so proceeding; the Administrator shall pay or reimburse the Owner Trustee for the reasonable expense of every such examination; and nothing in this clause shall derogate from the obligation

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of the Administrator to observe any applicable law prohibiting disclosure of information regarding the Obligors; and

(f) the Owner Trustee shall not be liable for the default or misconduct of the Administrator, the Servicer, the Depositor, or the Indenture Trustee under any of the Basic Documents or otherwise, and the Owner Trustee shall have no obligation or liability to perform the obligations of the Trust or any other Person (including the Owner Trustee) under the Basic Documents that are required to be performed by the Administrator under the Administration Agreement, the Indenture Trustee under the Indenture or the Servicer under the Sale and Servicing Agreement.

SECTION 7.02. Furnishing of Documents. The Owner Trustee shall furnish to the Certificateholders promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee under the Basic Documents.

SECTION 7.03. Representations and Warranties. The Owner Trustee hereby represents and warrants to the Depositor and for the benefit of the Certificateholders, that:

(a) It is a national banking association with trust powers duly organized and validly existing in good standing under the laws of the United States of America. It has full power, right and authority to execute, deliver and perform its obligations under this Agreement and each other Basic Document.

(b) It has taken all corporate action necessary to authorize the execution and delivery of this Agreement and each other Basic Document, and this Agreement and each other Basic Document has been executed and delivered by one of its officers duly authorized to execute and deliver this Agreement and each other Basic Document on its behalf.

(c) This Agreement constitutes the legal, valid and binding obligation of the Owner Trustee, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

(d) It is authorized to exercise trust powers in the State of Delaware as and to the extent contemplated herein or has appointed a Delaware trustee that is so authorized and it has a principal place of business in the State of Delaware or has appointed a Delaware trustee that has such a principal place of business.

(e) Neither the execution nor the delivery by it of this Agreement nor the consummation by the Owner Trustee of the transactions contemplated hereby or thereby nor compliance by it with any of the terms or provisions hereof or thereof will contravene any federal or Delaware law, governmental rule or regulation governing the banking or trust powers of the Owner Trustee or any judgment or order binding on it, or constitute any default under its charter documents or by-laws or any indenture, mortgage, contract, agreement or instrument to which it is a party or by which any of its properties may be bound.

SECTION 7.04. Reliance; Advice of Counsel.

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(a) The Owner Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond, or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers or agents of the relevant party, as to such fact or matter and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

(b) In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under the Basic Documents, the Owner Trustee (i) may act directly or through its agents or attorneys pursuant to agreements entered into with any of them, and the Owner Trustee shall not be liable for the conduct or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Owner Trustee with reasonable care, and (ii) may consult with counsel, accountants and other skilled persons to be selected with reasonable care and employed by it. The Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the opinion or advice of any such counsel, accountants or other such persons and not, to the actual knowledge of the Owner Trustee, contrary to this Agreement or any Basic Document.

SECTION 7.05. Not Acting in Individual Capacity. In accepting the trusts hereby created, Wilmington Trust, National Association acts solely as Owner Trustee hereunder and not in its individual capacity. Except with respect to a claim based on the Owner Trustee’s willful misconduct, bad faith or negligence, no recourse shall be had for any claim based on any provision of this Agreement, the Notes or Certificates, or based on rights obtained through the assignment of any of the foregoing, against the institution serving as the Owner Trustee in its individual capacity. The Owner Trustee shall not have any personal obligation, liability or duty whatsoever to any Securityholder or any other Person with respect to any such claim and any such claim shall be asserted solely against the Trust or any indemnitor who shall furnish indemnity as provided in this Indenture.

SECTION 7.06. Owner Trustee Not Liable for Certificates or Receivables. The Owner Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates or of the Notes (other than the execution by the Owner Trustee on behalf of the Trust of, and the certificate of authentication on, the Certificates). The Owner Trustee shall have no obligation to perform any of the duties of the Servicer or Administrator.

The Owner Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of the Certificates, the Notes or any Receivable, any ownership interest in any Financed Vehicle, or the maintenance of any such ownership interest, or for or with respect to the efficacy of the Trust or its ability to generate the payments to be distributed to Securityholders under this Agreement and the Indenture, including without limitation the validity of the assignment of the Receivables to the Trust or of any intervening assignment; the existence, condition, location and ownership of any Receivable or

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Financed Vehicle; the existence and enforceability of any physical damage or credit life or credit disability insurance; the existence and contents of any retail installment sales contract or any computer or other record thereof; the completeness of any retail installment sales contract; the performance or enforcement of any retail installment sales contract; the compliance by the Trust with any covenant or the breach by the Trust of any warranty or representation made under this Agreement or in any related document and the accuracy of any such warranty or representation prior to the Owner Trustee’s receipt of notice or other discovery of any noncompliance therewith or any breach thereof; the acts or omissions of the Trust or the Servicer; or any action by the Owner Trustee taken at the instruction of the Certificateholders, provided, however, that the foregoing shall not relieve the Owner Trustee of its obligation to perform its duties under this Agreement.

The Owner Trustee shall not be accountable for the use or application by the Issuer of any of the Certificates or of the proceeds of such Certificates, of any of the Notes or of the proceeds of such Notes, or for the use or application of any funds paid to the Servicer in respect of the Certificates.

SECTION 7.07. Owner Trustee May Own Certificates and Notes. The Owner Trustee in its individual or any other capacity (but not in its fiduciary capacity) may become the owner or pledgee of Certificates or Notes and may deal with the Depositor, the Administrator, the Indenture Trustee and the Servicer in banking or other transactions with the same rights as it would have if it were not Owner Trustee.

ARTICLE VIII

Compensation of Owner Trustee

SECTION 8.01. Owner Trustee’s Fees and Expenses. The Administrator shall pay to the Owner Trustee from time to time compensation (which shall not be limited by any provision of law with respect to the compensation of a trustee of an express trust) for its services as have been separately agreed upon before the date hereof. The Administrator shall reimburse the Owner Trustee for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Owner Trustee’s agents, counsel, accountants and experts directly related to its services hereunder (“Expenses”).

SECTION 8.02. Indemnification. The Administrator shall indemnify the Owner Trustee, the Certificate Registrar and any Paying Agent and their respective successors, assigns, agents, servants, officers and employees (each, an “Indemnified Party” and collectively, the “Indemnified Parties”) against any and all loss, liability, claim, tort, penalty or Expense (including reasonable attorneys’ fees) of any kind or nature whatsoever incurred by or asserted against such Indemnified Party in connection with or arising out of the Basic Documents, the Owner Trust Estate, the administration of the Owner Trust Estate or the action or inaction of the Owner Trustee hereunder. The Owner Trustee, the Certificate Registrar or the Paying Agent, as applicable, shall notify the Administrator promptly of any claim for which any Indemnified Party may seek indemnity. Failure by the Owner Trustee, the Certificate Registrar or the Paying Agent, as applicable, to so notify the Administrator shall not relieve the Administrator of its obligations

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hereunder, except to the extent such failure shall adversely affect the Administrator’s defenses in respect thereof. In case any such action is brought against any Indemnified Party under this Section 8.02 and the Owner Trustee, the Certificate Registrar or the Paying Agent, as applicable, notifies the Administrator of the commencement thereof, the Administrator will assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party (who may, unless there is, as evidenced by an opinion of counsel to such Indemnified Party stating that there is a conflict of interest, be counsel to the Administrator), and the Administrator will not be liable to such Indemnified Party under this Section for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof, other than reasonable costs of investigation. The Administrator need not reimburse any expense or indemnify against any loss, liability or expense incurred by any Indemnified Party through such Indemnified Party’s own willful misconduct, negligence or bad faith, or with respect to the Owner Trustee only, in the case of the inaccuracy of any representation or warranty of the Owner Trustee made in Section 7.03. The Indemnified Parties’ rights under this Article VIII shall survive the termination of this Agreement or the resignation or removal of the Owner Trustee. The Administrator will not be entitled to make any claim upon the Owner Trust Estate for the payment of any liabilities or indemnified expenses in relation to the Administrator’s payment or indemnification of expenses incurred by any Indemnified Party in the performance of its duties hereunder. To the extent not paid by the Administrator and outstanding for at least 60 days, such fees and indemnities shall be paid pursuant to Section 5.06 of the Sale and Servicing Agreement, provided, that prior to such payment pursuant to the Sale and Servicing Agreement, the Owner Trustee, the Certificate Registrar or the Paying Agent, as applicable, shall notify the Administrator in writing that such fees and indemnities have been outstanding for at least 60 days. If such fees and indemnities are paid pursuant to Section 5.06 of the Sale and Servicing Agreement, the Administrator shall reimburse the Issuer in full for such payments.

SECTION 8.03. Payments to the Owner Trustee. Any amounts paid to any Indemnified Party pursuant to this Article VIII from assets in the Owner Trust Estate shall be deemed not to be a part of the Owner Trust Estate immediately after such payment.

ARTICLE IX

Termination of Trust Agreement

SECTION 9.01. Termination of Trust Agreement.

(a) This Agreement (other than Article VIII) shall terminate and the Trust shall dissolve and be wound up in accordance with Section 3808 of the Statutory Trust Act, upon the earlier of (i) the maturity or other liquidation of the last Receivable (or other asset) in the Owner Trust Estate and the final distribution of all moneys or other property or proceeds of the Owner Trust Estate in accordance with the terms of this Agreement, the Indenture and the Sale and Servicing Agreement (including, but not limited to, any property and proceeds to be deposited in the Collection Account pursuant to the terms of the Sale and Servicing Agreement or to be released by the Indenture Trustee from the Lien of the Indenture pursuant to the terms of the Indenture), and (ii) the election by the Servicer to purchase the corpus of the Trust pursuant to Section 9.01 of the Sale and Servicing Agreement and the payment or distribution to all Securityholders of all amounts required to be paid to them under the Indenture and this

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Agreement. The bankruptcy, liquidation, dissolution, death or incapacity of any Certificateholder shall not (x) operate to terminate this Agreement or the Trust, nor (y) entitle such Certificateholder’s legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Trust or Owner Trust Estate, nor (z) otherwise affect the rights, obligations and liabilities of the parties hereto.

(b) Except as provided in Section 9.01(a), neither the Depositor nor any Certificateholder shall be entitled to revoke or terminate the Trust.

(c) Notice of any termination of the Trust, specifying the Distribution Date upon which the Certificateholders shall surrender their Certificates to the Paying Agent for payment of the final distributions and cancellation, shall, if any Certificates are then held by anyone other than the Depositor or any of its Affiliates, be given by the Owner Trustee to the Certificateholders mailed within five Business Days of receipt of notice of such termination from the Servicer given pursuant to Section 10.03 of the Sale and Servicing Agreement, stating (i) the Distribution Date upon or with respect to which final payment of the Certificates shall be made upon presentation and surrender of the Certificates at the office of the Paying Agent therein designated, (ii) the amount of any such final payment and (iii) that payment to be made on such Distribution Date will be made only upon presentation and surrender of the Certificates at the office of the Paying Agent therein specified. The Owner Trustee shall give such notice to the Certificate Registrar (if other than the Owner Trustee) and the Paying Agent (if other than the Owner Trustee) at the time such notice is given to Certificateholders. Upon presentation and surrender of the Certificates (or, in the case of any Certificates held by the Depositor or any of its Affiliates, presentation of proof of cancellation of such Certificates), the Paying Agent shall cause to be distributed to Certificateholders amounts distributable on such Distribution Date pursuant to Section 5.02.

In the event that one or more of the Certificateholders shall not surrender their Certificates for cancellation within six months after the date specified in the above-mentioned written notice, the Owner Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Certificates shall not have been surrendered for cancellation, the Owner Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets that shall remain subject to this Agreement. Any funds remaining in the Trust after exhaustion of such remedies shall be distributed by the Owner Trustee to the Depositor.

(d) Upon the winding up of the Trust and its termination, the Owner Trustee shall cause the Certificate of Trust to be cancelled by filing a certificate of cancellation with the Secretary of State in accordance with the provisions of Section 3810 of the Statutory Trust Act.

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ARTICLE X

Successor Owner Trustees and Additional Owner Trustees

SECTION 10.01. Eligibility Requirements for Owner Trustee. The Owner Trustee or its direct or indirect parent shall at all times be an entity having a combined capital and surplus of at least $50,000,000, be subject to supervision or examination by federal or state authorities and be authorized to exercise trust powers in the State of Delaware. If such entity shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 10.01, the combined capital and surplus of such entity shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of this Section, the Owner Trustee shall resign immediately in the manner and with the effect specified in Section 10.02.

SECTION 10.02. Resignation or Removal of Owner Trustee. The Owner Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Servicer and the Indenture Trustee. If for any reason, Wilmington Trust, National Association or any of its Affiliates should assume the duties of the Indenture Trustee, then from that time forward Wilmington Trust, National Association, in its capacity as Owner Trustee, shall resign as Owner Trustee hereunder if any Event of Default under the Indenture occurs and is necessary to eliminate any conflict of interest under the TIA with the Indenture Trustee or any other trustee under the Indenture. Upon receiving such notice of resignation, the Servicer shall promptly appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which shall be delivered to each of the resigning Owner Trustee and the successor Owner Trustee. If no successor Owner Trustee shall have been so appointed or shall not have accepted such appointment within 30 days after the giving of such notice of resignation, the resigning Owner Trustee may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee.

If at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of Section 10.01 and shall fail to resign promptly, or if at any time the Owner Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Owner Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Owner Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Administrator may remove the Owner Trustee by written instrument to such effect delivered to the Owner Trustee, the Depositor and the Indenture Trustee. If the Administrator shall remove the Owner Trustee under the authority of the immediately preceding sentence, the Servicer shall promptly appoint a successor Owner Trustee by written instrument in duplicate, one copy of which instrument shall be delivered to each of the outgoing Owner Trustee so removed and the successor Owner Trustee, and the Administrator shall pay all fees, expenses and other compensation owed to the outgoing Owner Trustee.

Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Owner Trustee pursuant to Section 10.03 and payment of all fees and expenses owed to the outgoing Owner Trustee.

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SECTION 10.03. Successor Owner Trustee. Any successor Owner Trustee appointed pursuant to Section 10.02 shall execute, acknowledge and deliver to the Administrator and to its predecessor Owner Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Owner Trustee shall become effective and such successor Owner Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties, and obligations of its predecessor under this Agreement, with like effect as if originally named as Owner Trustee. The predecessor Owner Trustee shall upon payment of its fees and expenses deliver to the successor Owner Trustee all documents and statements and monies held by it under this Agreement; and the Administrator and the predecessor Owner Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Owner Trustee all such rights, powers, duties, and obligations. The successor Owner Trustee shall pay all reasonable costs and expenses incurred in connection with transferring the predecessor Owner Trustee’s duties and obligations to the successor Owner Trustee. To the extent not paid by the successor Owner Trustee, the Administrator shall pay all reasonable costs and expenses incurred in connection with transferring the predecessor Owner Trustee’s duties and obligations to the successor Owner Trustee.

No successor Owner Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Owner Trustee shall meet the criteria for eligibility set forth in Section 10.01.

Upon acceptance of appointment by a successor Owner Trustee pursuant to this Section, the Administrator shall mail or otherwise provide notice of the successor of the Owner Trustee to all Certificateholders, the Indenture Trustee, all Noteholders, and the Rating Agencies. If the Administrator fails to mail or otherwise provide such notice within 10 days after acceptance of appointment by the successor Owner Trustee, the successor Owner Trustee shall cause such notice to be mailed or otherwise provided at the expense of the Administrator.

SECTION 10.04. Merger or Consolidation of Owner Trustee. Any corporation into which the Owner Trustee may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Owner Trustee, shall be the successor of the Owner Trustee hereunder, provided such corporation shall be eligible pursuant to Section 10.01, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, further, that the Owner Trustee shall mail notice of such merger or consolidation to the Administrator (and the Administrator will provide notice thereof to each Rating Agency pursuant to Section 1(d) of the Administration Agreement).

SECTION 10.05. Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Owner Trust Estate or any Financed Vehicle may at the time be located, the Administrator and the Owner Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Owner Trustee to act as co-trustee, jointly with the Owner Trustee, or separate trustee or separate trustees, of all or any part of the Owner Trust Estate, and to vest in such

23	(Nissan 2012-B Amended & Restated Trust Agreement)

Person, in such capacity, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Administrator and the Owner Trustee may consider necessary or desirable. If the Administrator shall not have joined in such appointment within 25 days after the receipt by it of a request so to do, the Owner Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a trustee pursuant to Section 10.01 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 10.03.

Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provision and conditions:

(i) all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee shall be conferred upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Owner Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties, and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Owner Trustee;

(ii) no trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

(iii) the Administrator and the Owner Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

Any notice, request or other writing given to the Owner Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as if given to each of them. Each separate trustee and co-trustee, upon its acceptance of the powers and duties conferred thereto under this Agreement, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Owner Trustee. Each such instrument shall be filed with the Owner Trustee and a copy thereof given to the Administrator.

Any separate trustee or co-trustee may at any time appoint the Owner Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect, of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Owner Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

24	(Nissan 2012-B Amended & Restated Trust Agreement)

ARTICLE XI

Miscellaneous

SECTION 11.01. Supplements and Amendments. This Agreement may be amended by the Depositor and the Owner Trustee, with prior written notice by the Depositor to the Administrator (and the Administrator will provide notice thereof to each Rating Agency pursuant to Section 1(d) of the Administration Agreement), without the consent of any of the Noteholders or the Certificateholders, to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, that (i) such action shall not, as evidenced by an Officer’s Certificate from the Servicer delivered to the Indenture Trustee, materially and adversely affect any Noteholder or (ii) the Rating Agency Condition has been satisfied with respect to such supplement or amendment. Any amendment that materially and adversely affects the interests of the Certificateholders will require the prior consent of the Holders of not less than a majority of the Certificate Balance.

This Agreement may also be amended from time to time by the Depositor and the Owner Trustee, with prior written notice by the Depositor to the Administrator (and the Administrator will provide notice thereof to each Rating Agency pursuant to Section 1(d) of the Administration Agreement), with the consent of the Holders of the Notes evidencing not less than a majority of the Outstanding Amount of the Notes or if all of the Notes have been paid in full, the Holders of the Certificates evidencing not less than a majority of the Certificate Balance for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that shall be required to be made for the benefit of the Noteholders or the Certificateholders or (b) reduce the aforesaid percentage of the Outstanding Amount of the Notes and the Certificate Balance required to consent to any such amendment, without the consent of the Holders of all the affected Notes and Certificates.

Promptly after the execution of any such amendment or consent, the Owner Trustee shall furnish written notification of the substance of such amendment or consent to each Certificateholder, the Indenture Trustee and the Administrator. The Administrator will thereafter deliver a copy of such notice to each Rating Agency pursuant to Section 1(d) of the Administration Agreement.

Notwithstanding anything contained herein to the contrary, upon receipt of notice from the Indenture Trustee, the Owner Trustee shall notify each Certificateholder of any proposed amendment or supplement to Section 10.01(a)(2) of the Sale and Servicing Agreement. If such proposed amendment or supplement would materially and adversely affect any of the rights or obligations of any Certificateholder, the Owner Trustee shall obtain the consent of each Certificateholder prior to the adoption of such amendment or supplement; provided, that no Certificateholder’s consent to any such amendment or supplement shall be unreasonably withheld or delayed, and provided, further, that each Certificateholder’s consent will be deemed

25	(Nissan 2012-B Amended & Restated Trust Agreement)

to have been given if such Certificateholder does not object in writing within 10 days of receipt of a written request for such consent. Upon receipt of the consent, or deemed consent, of each Certificateholder, the Owner Trustee shall notify the Indenture Trustee of such consent or deemed consent.

It shall not be necessary for the consent of Certificateholders, the Noteholders or the Indenture Trustee pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Certificateholders provided for in this Agreement or in any other Basic Document) and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Owner Trustee may prescribe.

Promptly after the execution of any amendment to the Certificate of Trust, the Owner Trustee shall cause the filing of such amendment with the Secretary of State.

Prior to the execution of any amendment to this Agreement or the Certificate of Trust, the Owner Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Owner Trustee may, but shall not be obligated to, enter into any such amendment which affects the Owner Trustee’s own rights, duties or immunities under this Agreement or otherwise.

SECTION 11.02. No Legal Title to Owner Trust Estate in Certificateholders. The Certificateholders shall not have legal title to any part of the Owner Trust Estate. The Certificateholders shall be entitled to receive distributions with respect to their undivided ownership interest therein only in accordance with Articles V and IX. No transfer, by operation of law or otherwise, of any right, title or interest of the Certificateholders to and in their ownership interest in the Owner Trust Estate shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Owner Trust Estate.

SECTION 11.03. Limitations on Rights of Others. Except for Section 2.06, the provisions of this Agreement are solely for the benefit of the Owner Trustee, the Depositor, the Certificateholders, the Administrator and, to the extent expressly provided herein the Indenture Trustee and the Noteholders, and nothing in this Agreement (other than Section 2.06), whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Owner Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

SECTION 11.04. Notices.

(a) Unless otherwise expressly specified or permitted by the terms hereof, all notices shall be in writing and shall be deemed given upon receipt by the intended recipient or three Business Days after mailing if mailed by certified mail, postage prepaid (except that notice to the Owner Trustee shall be deemed given only upon actual receipt by the Owner Trustee), if to the Owner Trustee, addressed to the Corporate Trust Office; if to the Depositor, addressed to Nissan Auto Receivables Corporation II, One Nissan Way, Franklin, Tennessee 37067, Attention:

26	(Nissan 2012-B Amended & Restated Trust Agreement)

Treasurer; if to the Trust, addressed to Nissan Auto Receivables 2012-B Owner Trust, c/o Wilmington Trust, National Association, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Nissan Auto Receivables 2012-B Owner Trust, with a copy to Nissan Motor Acceptance Corporation, One Nissan Way, Franklin, Tennessee 37067, Attention: Treasurer; or, as to each party, at such other address as shall be designated by such party in a written notice to each other party. All notices, requests, reports, consents or other communications deliverable to any Rating Agency hereunder or under any other Basic Document shall be deemed to be delivered if a copy of such notice, request, report, consent or other communication has been posted on any website maintained by or on behalf of NMAC pursuant to a commitment to any Rating Agency relating to the Notes in accordance with 17 C.F.R. 240 17g-5(a)(3).

(b) Any notice required or permitted to be given a Certificateholder shall be given by first-class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

SECTION 11.05. Severability. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid or unenforceable in any jurisdiction, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

SECTION 11.06. Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed to be an original, and all of which shall constitute but one and the same instrument.

SECTION 11.07. Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Depositor, the Owner Trustee and its successors and each Certificateholder and its successors and permitted assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by a Certificateholder shall bind the successors and assigns of such Certificateholder.

SECTION 11.08. No Petition. The Owner Trustee (not in its individual capacity but solely as Owner Trustee), by entering into this Agreement, hereby covenants and agrees, and each Certificateholder, by accepting a Certificate, and the Indenture Trustee and any Noteholder by accepting the benefits of this Agreement, are thereby deemed to covenant and agree that they will not at any time institute against the Depositor or the Trust, or join in any institution against the Depositor or the Trust of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law. This Section 11.08 shall survive the termination of this Agreement or the termination of the Owner Trustee under this Agreement.

SECTION 11.09. No Recourse. Each Certificateholder by accepting an interest in a Certificate acknowledges that such Certificates represent beneficial interests in the Trust only

27	(Nissan 2012-B Amended & Restated Trust Agreement)

and do not represent interests in or obligations of the Depositor, NMAC (in any capacity), the Administrator, the Owner Trustee, the Indenture Trustee or any Affiliate thereof and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated in the Certificates or the Basic Documents.

SECTION 11.10. Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

SECTION 11.11. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

[The remainder of this page intentionally left blank]

28	(Nissan 2012-B Amended & Restated Trust Agreement)

IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

NISSAN AUTO RECEIVABLES CORPORATION II, as Depositor

By:	/s/ Benjamin N. Miller
Name: Benjamin N. Miller
Title: Assistant Treasurer

WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee

By:	/s/ Dorri Costello
Name: Dorri Costello
Title: Assistant Vice President

S-1	(Nissan 2012-B Amended & Restated Trust Agreement)

EXHIBIT A

(FORM OF CERTIFICATE)

THIS CERTIFICATE IS NON-TRANSFERABLE OTHER THAN AS SET FORTH HEREIN AND IN THE TRUST AGREEMENT (DEFINED BELOW).

THIS CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE DEPOSITOR, THE OWNER TRUSTEE, THE SERVICER, THE ADMINISTRATOR, NMAC, NARC II, NISSAN NORTH AMERICA, INC. OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

EACH PURCHASER AND TRANSFEREE OF THIS CERTIFICATE WILL BE DEEMED TO REPRESENT, WARRANT AND COVENANT THAT IT IS NOT, AND IS NOT ACQUIRING OR HOLDING THE CERTIFICATE FOR, ON BEHALF OF OR WITH THE ASSETS OF AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), WHICH IS SUBJECT TO THE PROVISIONS OF TITLE I OF ERISA, A “PLAN” DESCRIBED IN AND SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF AN EMPLOYEE BENEFIT PLAN’S OR PLAN’S INVESTMENT IN THE ENTITY OR ANY OTHER EMPLOYEE BENEFIT PLAN OR AN ENTITY, THE ASSETS OF WHICH CONSTITUTE ASSETS OF SUCH A PLAN, THAT IS SUBJECT TO A LAW THAT IS SIMILAR TO THE FIDUCIARY RESPONSIBILITY OR PROHIBITED TRANSACTION PROVISIONS OF ERISA OR SECTION 4975 OF THE CODE.

A-1	(Nissan 2012-B Amended & Restated Trust Agreement)

NUMBER	$

R-

NISSAN AUTO RECEIVABLES 2012-B OWNER TRUST

ASSET BACKED CERTIFICATE

Evidencing a fractional undivided ownership interest in the Trust, as defined below, the property of which includes a pool of retail installment sale contracts secured by new, near-new and used automobiles and light-duty trucks and sold to the Trust by Nissan Auto Receivables Corporation II (“NARC II”).

(This Certificate does not represent an interest in or obligation of NARC II, Nissan Motor Acceptance Corporation (“NMAC”), Nissan North America, Inc. or any of their respective affiliates, except to the extent described below.)

THIS CERTIFIES THAT                                                       is the registered owner of                                          DOLLARS ($                                           ), nonassessable, fully-paid, fractional undivided ownership interest in Nissan Auto Receivables 2012-B Owner Trust (the “Trust”) formed by NARC II.

The Trust was created by the Original Trust Agreement, as amended and restated by the Amended and Restated Trust Agreement dated as of August 8, 2012, as amended and supplemented from time to time, (the “Trust Agreement”), between NARC II, as depositor (the “Depositor”), and Wilmington Trust, National Association, as owner trustee (the “Owner Trustee”), a summary of certain of the pertinent provisions of which is set forth below. Capitalized terms used herein and not otherwise defined have the meanings assigned to such terms in the Trust Agreement, the Indenture, dated as of August 8, 2012 (the “Indenture”) between the Trust and Citibank, N.A., as indenture trustee (the “Indenture Trustee”), or in the Sale and Servicing Agreement, dated as of August 8, 2012 (the “Sale and Servicing Agreement”), among the Trust, the Depositor and NMAC, as servicer (the “Servicer”), as applicable.

This Certificate is one of the duly authorized Certificates designated as “Asset Backed Certificates” (the “Certificates”) issued pursuant to the Trust Agreement. Certain debt instruments evidencing obligations of the Trust have been issued under the Indenture, consisting of four classes of Notes designated as “0.26311% Asset Backed Notes, Class A-1,” “0.39% Asset Backed Notes, Class A-2,” “0.46% Asset Backed Notes, Class A-3,” and “0.66% Asset Backed Notes, Class A-4” (collectively, the “Notes”). This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement to which Trust Agreement the holder of this Certificate by virtue of the acceptance hereof assents and by which such holder is bound. The property of the Trust includes a pool of retail installment sale contracts secured by new, near-new and used automobiles and light-duty trucks (the “Receivables”), all monies received after the Cut-off Date, security interests in the vehicles financed thereby, certain bank accounts and the proceeds thereof, proceeds from claims on certain insurance policies and certain other rights under the Trust Agreement and the Sale and Servicing Agreement and all proceeds of the foregoing.

A-2	(Nissan 2012-B Amended & Restated Trust Agreement)

Under the Trust Agreement, there will be distributed on the 15th day of each month or, if such 15th day is not a Business Day, the next Business Day, (each, a “Distribution Date”), commencing on September 17, 2012 to the person in whose name this Certificate is registered at the close of business on the related Record Date, such Certificateholder’s pro rata portion of the amounts to be distributed to Holders of the Certificates on such Distribution Date in respect of amounts distributable to the Certificateholders of the Certificates pursuant to Section 5.06 of the Sale and Servicing Agreement.

The holder of this Certificate acknowledges and agrees that its rights to receive distributions in respect of this Certificate are subordinated to the rights of the Noteholders as described in the Sale and Servicing Agreement and the Indenture.

It is the intent of the Depositor, NMAC and the Certificateholders that, for purposes of federal income tax, state and local income tax, any state single business tax and any other income taxes, the Trust will be treated as a division or branch of the Person holding the beneficial ownership interests in the Trust for any period during which the beneficial ownership interests in the Trust are held by one person, and will be treated as a partnership, and the Certificateholders will be treated as partners in that partnership, for any period during which the beneficial ownership interests in the Trust are held by more than one person. For any such period during which the beneficial ownership interests in the Trust are held by more than one person, each Certificateholder, by acceptance of a Certificate or any beneficial interest on a Certificate, agrees to treat, and to take no action inconsistent with the treatment of, the Certificates as partnership interests in the Trust for such tax purposes.

Each Certificateholder, by its acceptance of a Certificate or any beneficial interest in a Certificate, covenants and agrees that such Certificateholder will not at any time institute against the Depositor or the Trust, or join in any institution against the Depositor or the Trust of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States, federal or state bankruptcy or similar law in connection with any obligations relating to the Certificates, the Notes, the Trust Agreement or any of the Basic Documents.

Distributions on this Certificate will be made as provided in the Trust Agreement by the Paying Agent by wire transfer or check mailed to each Certificateholder of record without the presentation or surrender of this Certificate or the making of any notation hereon. Except as otherwise provided in the Trust Agreement and notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Owner Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency of the Paying Agent maintained for the purpose by the Owner Trustee.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Owner Trustee or an authenticating agent, by manual or facsimile signature, this

A-3	(Nissan 2012-B Amended & Restated Trust Agreement)

Certificate shall not entitle the holder hereof to any benefit under the Trust Agreement or the Sale and Servicing Agreement or be valid for any purpose.

THIS CERTIFICATE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

A-4	(Nissan 2012-B Amended & Restated Trust Agreement)

IN WITNESS WHEREOF, the Owner Trustee, on behalf of the Trust and not in its individual capacity, has caused this Certificate to be duly executed.

NISSAN AUTO RECEIVABLES 2012-B OWNER TRUST

By: WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee

Dated:	By:
Authorized Signatory

A-5	(Nissan 2012-B Amended & Restated Trust Agreement)

OWNER TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Trust Agreement.

WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee

By:
Authorized Signatory

A-6	(Nissan 2012-B Amended & Restated Trust Agreement)

(REVERSE OF CERTIFICATE)

The Certificates do not represent an obligation of, or an interest in, the Owner Trustee, NMAC, NARC II, Nissan North America, Inc. or any of their Affiliates and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated herein or in the Trust Agreement or the Basic Documents. In addition, this Certificate is not guaranteed by any governmental agency or instrumentality and is limited in right of payment to certain collections with respect to the Receivables (and certain other amounts), all as more specifically set forth in the Trust Agreement and in the Sale and Servicing Agreement. A copy of each of the Sale and Servicing Agreement and the Trust Agreement may be examined during normal business hours at the principal office of the Depositor, and at such other places, if any, designated by the Depositor, by any Certificateholder upon written request.

The Trust Agreement may be amended by the parties thereto, without the consent of any other Person in the manner set forth in Section 11.01 of the Trust Agreement.

As provided in the Trust Agreement, and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies of the Certificate Registrar maintained by the Owner Trustee, accompanied by a written instrument of transfer in form satisfactory to the Owner Trustee and the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate interest in the Trust will be issued to the designated transferee or transferees. The initial Certificate Registrar appointed under the Trust Agreement is Wilmington Trust, National Association, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890.

The Certificates are issuable only as registered Certificates without coupons in denominations of $250,000 and in integral multiples of $10,000 in excess thereof. As provided in the Trust Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same aggregate denomination, as requested by the holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

The Owner Trustee, the Certificate Registrar and any agent of the Owner Trustee or the Certificate Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes and none of the Owner Trustee, the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

The obligations and responsibilities created by the Trust Agreement and the Trust created thereby shall terminate upon the earliest of (i) the maturity or other liquidation of the last Receivable (or other asset) in the Owner Trust Estate and the final distribution of all moneys or other property or proceeds of the Owner Trust Estate in accordance with the terms of the Trust Agreement, the Indenture and the Sale and Servicing Agreement (including, but not limited to, any property and proceeds to be deposited in the Collection Account pursuant to the terms of the

A-7	(Nissan 2012-B Amended & Restated Trust Agreement)

Sale and Servicing Agreement or to be released by the Indenture Trustee from the Lien of the Indenture pursuant to the terms of the Indenture, and (ii) the election by NMAC, as servicer of the Receivables under the Sale and Servicing Agreement, or any successor servicer, to purchase the corpus of the Trust pursuant to Section 9.01 of the Sale and Servicing Agreement and the payment or distribution to all Securityholders of all amounts required to be paid to them under the Indenture and the Trust Agreement; provided, however, such right of purchase by the servicer is exercisable only after the last day of the Collection Period as of which the Pool Balance is less than or equal to 5% of the Original Pool Balance.

A-8	(Nissan 2012-B Amended & Restated Trust Agreement)

ASSIGNMENT

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY

OR OTHER IDENTIFYING NUMBER

OF ASSIGNEE

(Please print or type name and address, including postal zip code, of assignee)

the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing

Attorney to
transfer said Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated:

*/
Signature Guaranteed:

*/

*/          NOTICE:         The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company.

A-9	(Nissan 2012-B Amended & Restated Trust Agreement)

EXHIBIT B

FORM OF TRANSFEREE REPRESENTATION LETTER

Nissan Auto Receivables 2012-B Owner Trust

WILMINGTON TRUST, NATIONAL ASSOCIATION,

not in its individual capacity but solely as Owner Trustee

Rodney Square North

1100 North Market Street

Wilmington, Delaware 19890

Attention: Nissan Auto Receivables 2012-B Owner Trust

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Certificate Registrar

Rodney Square North

1100 North Market Street

Wilmington, Delaware 19890

Attention: Nissan Auto Receivables 2012-B Owner Trust

Attention:         Corporate Trust Services — Nissan Auto Receivables 2012-B Owner Trust

Re:       Transfer of Nissan Auto Receivables 2012-B Owner Trust Certificates, (the “Certificates”)

Ladies and Gentlemen:

This letter is delivered pursuant to Section 3.03 of the Amended and Restated Trust Agreement, dated as of August 8, 2012 (the “Trust Agreement”), between Nissan Auto Receivables Corporation II, as Depositor, and Wilmington Trust, National Association, as Owner Trustee (the “Owner Trustee”), in connection with the transfer by                          (the “Seller”) to the undersigned (the “Purchaser”) of $                          balance of the Certificates. Capitalized terms used and not otherwise defined herein have the meanings assigned to such terms in the Trust Agreement.

In connection with such transfer, the undersigned hereby represents and warrants to you and the addressees hereof as follows:

☐  I am not a Non-U.S. Person as defined in the Trust Agreement;

☐  I am not the Depositor and I received beneficial and record ownership of Certificates representing less than 100% of the Certificate Balance, and the transfer restrictions set forth in Section 3.09 of the Trust Agreement do not apply to this transfer of Certificates; and

B-1	(Nissan 2012-B Amended & Restated Trust Agreement)

☐  The Purchaser is not, and is not acquiring or holding the Certificates for, on behalf of or with the assets of (i) an “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), which is subject to the provisions of Title I of ERISA, (ii) a “plan” described in and subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), (iii) an entity whose underlying assets include “plan assets” by reason of an employee benefit plan’s or plan’s investment in the entity, or (iv) any other employee benefit plan or an entity, the assets of which constitute assets of such plan, that is subject to a law that is similar to the fiduciary responsibility or prohibited transaction provisions of ERISA or Section 4975 of the Code.

[Signature appears on next page]

B-2	(Nissan 2012-B Amended & Restated Trust Agreement)

IN WITNESS WHEREOF, the Purchaser hereby executes this Transferee Representation Letter on the         day of             .

Very truly yours,

The Purchaser

By:
Name:
Title:

B-3	(Nissan 2012-B Amended & Restated Trust Agreement)

EXHIBIT C

FORM OF TRANSFEROR REPRESENTATION LETTER

Nissan Auto Receivables 2012-B Owner Trust

WILMINGTON TRUST, NATIONAL ASSOCIATION,

not in its individual capacity but solely as Owner Trustee

Rodney Square North

1100 North Market Street

Wilmington, Delaware 19890

Attention: Nissan Auto Receivables 2012-B Owner Trust

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Certificate Registrar

Rodney Square North

1100 North Market Street

Wilmington, Delaware 19890

Attention: Nissan Auto Receivables 2012-B Owner Trust

Attention:         Corporate Trust Services — Nissan Auto Receivables 2012-B Owner Trust

Re:	Transfer of Nissan Auto Receivables 2012-B Owner Trust Certificates, (the “Certificates”)

Ladies and Gentlemen:

This letter is delivered pursuant to Section 3.03 of the Amended and Restated Trust Agreement, dated as of August 8, 2012 (the “Trust Agreement”), between Nissan Auto Receivables Corporation II, as Depositor, and Wilmington Trust, National Association, as Owner Trustee (the “Owner Trustee”), in connection with the transfer by                                                              (the “Purchaser”) to the undersigned (the “Seller”) of $                                         balance of the Certificates. Capitalized terms used and not otherwise defined herein have the meanings ascribed thereto in the Trust Agreement. The Seller hereby certifies, represents and warrants to you, as Certificate Registrar, that:

1. The Seller is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

2. Neither the Seller nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in any Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in any Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in any Transferred Certificate or any other similar security with any

C-1	(Nissan 2012-B Amended & Restated Trust Agreement)

person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of any Transferred Certificate under the Securities Act of 1933, as amended (the “Securities Act”), or would render the disposition of any Transferred Certificate a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of any Transferred Certificate pursuant to the Securities Act or any state securities laws.

Very truly yours,
(Seller)

By:
Name:
Title:

C-2	(Nissan 2012-B Amended & Restated Trust Agreement)